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                                  EXHIBIT 23.3
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                 CONSENT OF MCDONALD & COMPANY SECURITIES, INC.


    We consent to the inclusion in this Registration Statement on Form S-4 of Fifth Third Bancorp of the form of our opinion set forth as Annex C to the Proxy Statement and Prospectus, which is part of this Registration Statement, and to the summarization thereof in the Proxy Statement and Prospectus under the caption "Opinion of McDonald & Company Securities, Inc."


                                       /S/ McDonald & Company Securities, Inc.

                                       MCDONALD & COMPANY SECURITIES, INC.

CLEVELAND, OHIO
SEPTEMBER 30, 1994